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                                                                     Exhibit 4.1


TEMPORARY CERTIFICATE--EXCHANGEABLE FOR ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

7.375% Series D Cumulative                              7.375% Series D
Redeemable Preferred Shares                             Cumulative Redeemable
of Beneficial Interest Par                              Preferred Shares of
Value $0.01 Each                                        Beneficial Interest Par
                                                        Value $0.01 Each


                            BRANDYWINE REALTY TRUST
          A Real Estate Investment Trust Formed Under The Laws of the
                               State of Maryland
             This Certificate is Transferable in New York, New York


This certifies that



is the owner of



FULLY PAID AND NON-ASSESSABLE 7.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE, OF



                             BRANDYWINE REALTY TRUST

a Maryland real estate investment trust (the "Trust"), transferable on the books of the Trust (except as noted on the reverse of this Certificate) by the holder hereof in person or by its duly authorized attorney on surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto.

Witness the facsimile seal of the Trust and the signatures of its duly authorized officers.


Dated:                                                President:

---------------------------                           -------------------------

                                                      Secretary:

                                                      -------------------------


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                            BRANDYWINE REALTY TRUST
                                      SEAL
                                      1986
                                    MARYLAND


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                             BRANDYWINE REALTY TRUST



          The Trust will furnish without charge to each shareholder, on request and without charge, a full statement of the information required by section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has the authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, and any amendments thereto, a copy of which will be sent without charge to each shareholder who so requests. Such request may be made to the Secretary of the Trust or to the transfer agent.

          The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own or Constructively Own Shares in excess of 9.8% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.



          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OR INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.



          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                           UNIF GIFT MIN ACT - ______ Custodian ________
TEN ENT - as tenants by the entireties                                       (Cust)            (Minor)
JT TEN  - as joint tenants with right of
          survivorship and not as
          tenants in common
                                                         under Uniform Gifts Minors
                                                         Act of _________________
                                                                    (State)

             Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,_____________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------

---------------------------------------            ----------------------------




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  (Please Print or Typewrite Name and Address Including Zip Code, of Assignee

------------------------------------------------------------------ (           )



SHARES OF BENEFICIAL INTEREST OF THE TRUST REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


_______________________________________________________________________ATTORNEY
TO TRANSFER THE SAID SHARES OF BENEFICIAL INTEREST ON THE BOOKS OF THE TRUST, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


Dated:                                            NOTICE: The Signature To
                                                  This Assignment Must
________________________________                  Correspond With The Name
                                                  As Written Upon The Face
                                                  Of The Certificate In
                                                  Every Particular, Without
                                                  Alteration Or Enlargement
                                                  Or Any Change Whatever.



Signature Guaranteed By:__________________        Signature(s)_________________




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